                                                                       EXHIBIT 5

       [LETTERHEAD OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN APPEARS HERE]



                                 June 16, 1995



Plasma-Therm, Inc.
9509 International Court
St. Petersburg, FL  33716

     Re:      Registration Statement Under
              Securities Act of 1933 on Form S-8
              Relating to the Plasma-Therm, Inc.
              1995 Stock Incentive Plan
              ----------------------------------

Dear Sirs:

     As counsel to Plasma-Therm, Inc., a Florida corporation (the "Company), we have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued under the Plasma-Therm, Inc. 1995 Stock Incentive Plan (the "Plan").

     In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended, its By-laws, the Plan, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate for purposes of rendering this opinion.

     In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Common Stock to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                              /s/
                                             WOLF, BLOCK, SCHORR and SOLIS-COHEN

MKC:mjs

cc: Diana M. DeFerrari